EXHIBIT 32.1:  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

In connection with the accompanying Quarterly Report on Form 10-Q of Pathfinder Cell Therapy, Inc. for the quarter ended September 30, 2014, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Pathfinder Cell Therapy, Inc.

Dated: November 14, 2014	/s/ Richard L. Franklin, M.D.
Name: Richard L. Franklin, M.D.
Title: CEO

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by   Pathfinder Cell Therapy, Inc. and will be retained by   Pathfinder Cell Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.